Exhibit 21

                                  SUBSIDIARIES
                                       of
                          WORLD ACCEPTANCE CORPORATION

                                              Jurisdiction of Incorporation
Corporate Name                                         or Organization
--------------                                         ---------------

World Acceptance Corporation                           South Carolina
World Finance Corporation of South Carolina, Inc.      South Carolina
World Finance Corporation of Georgia                   Georgia
World Finance Corporation of Texas                     Texas
World Acceptance Corporation of Oklahoma, Inc.         Oklahoma
World Finance Corporation of Louisiana                 Louisiana
World Acceptance Corporation of Missouri               Missouri
World Finance Corporation of Tennessee                 Tennessee
World Acceptance Corporation of Alabama                Alabama
WAC Insurance Company, Ltd.                            Turks & Caicos Islands
WFC Limited Partnership                                Texas, but not Inc.
WFC of South Carolina, Inc.                            South Carolina
World Finance Corporation of Illinois                  Illinois
World Finance Corporation of New Mexico                New Mexico